Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com
ALTISOURCE ANNOUNCES PRICING OF $17.5 MILLION PUBLIC OFFERING OF COMMON STOCK
Luxembourg, September 8, 2023 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today announced the pricing of an underwritten public offering of 4,861,111 shares of its common stock at a price to the public of $3.60 per share. The gross proceeds of the offering to Altisource are expected to be approximately $17.5 million, before deducting the underwriting discounts and commissions and other estimated offering expenses. In addition, the Company granted the underwriters a thirty-day option to purchase up to an additional 729,166 shares of common stock at the public offering price, less underwriting discounts and commissions. All of the shares of common stock in the offering are being sold by Altisource.
B. Riley Securities is acting as the sole book-running manager for the offering.
Altisource intends to use the net proceeds from the offering for general corporate purposes, including repayment of $10 million of indebtedness under its credit agreement. The offering is expected to close on or about September 12, 2023, subject to the satisfaction of customary closing conditions.
The securities described above are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-268761) initially filed with the Securities and Exchange Commission (“SEC”) on December 12, 2022 and declared effective by the SEC on January 4, 2023. The securities may be offered by means of a prospectus. A final prospectus supplement and the accompanying prospectus relating to and describing the offering will be filed with the SEC. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained by vising the SEC’s website at www.sec.gov or by contacting B. Riley Securities, 1300 17th Street North, Suite 1300, Arlington, VA 22209 or by telephone at (703) 312-9580 or by email at prospectuses@brileyfin.com.
Disclaimer
This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our credit agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.altisource.com.